Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-177167
Registration File No. 333-193588

Prospectus Supplement

(To Prospectus dated October 14, 2011)

16,420,241 shares

Common Stock

We are selling directly to selected investors 16,420,241 shares of our common stock.

Shares of our common stock trade on The NASDAQ Global Select Market under the symbol “IDIX”. The last reported sale price on January 27, 2014 was $6.87 per share.

	Per Share	Total
Offering price	$6.50	$106,731,567

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND IN THE RISK FACTORS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 27, 2014

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	2
ABOUT IDENIX PHARMACEUTICALS, INC.	3
USE OF PROCEEDS	4
DILUTION	4
DESCRIPTION OF COMMON STOCK	4
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9

- i -

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Idenix,” the “Company” and similar designations refer to Idenix Pharmaceuticals, Inc. and its wholly owned subsidiaries. “Idenix” is a trademark of Idenix Pharmaceuticals, Inc. All other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully along with our consolidated financial statements and the related notes and the other documents incorporated by reference herein, including the “Risk Factors” section contained in this prospectus supplement and in other documents incorporated by reference.

Idenix Pharmaceuticals, Inc.

Our Business

Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases with operations in the United States and France.

Currently, our primary research and development focus is on the treatment of patients with hepatitis C virus, or HCV. Our HCV discovery program is focused on nucleotide polymerase inhibitors and NS5A inhibitors. Our strategic goal is to develop safe, potent and convenient all oral combinations of direct-acting antiviral, or DAA, drug candidates that are pan-genotypic without the use of pegylated interferon and ribavirin. Our objective is to develop once-daily agents that have low potential for drug-drug interaction, high tolerability and are designed for use in multiple combination regimens. We are seeking to build a combination development strategy, both internally and with partners, to advance the future of HCV treatments.

Recent Developments

In January 2014, we issued interim data from our ongoing phase II 12-week HELIX-1 clinical trial evaluating an all-oral DAA HCV combination regimen of samatasvir (IDX719), our once-daily pan-genotypic NS5A inhibitor, and simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen R&D Ireland, which we refer to as Janssen, and Medivir AB, plus ribavirin. The HELIX-1 trial is a phase II 12-week, randomized, parallel-group study evaluating the antiviral activity, safety and tolerability of samatasvir and simeprevir in treatment-naïve, non-cirrhotic, genotype 1b or 4 HCV-infected patients. The combination treatment regimen in the HELIX-1 clinical study has been well-tolerated, and there have been no treatment-related serious adverse events in the clinical trial to date. The most frequently reported adverse events were fatigue, pruritus, anemia, nausea and insomnia. Patients in Part A of the study (n=63) were enrolled in one of three treatment groups receiving 50, 100, or 150 mg samatasvir once-daily for 12 weeks in combination with 150 mg of simeprevir plus a weight-based dose of ribavirin. Virologic response data from Part A of the HELIX-1 study are as follows:

	Samatasvir/Simeprevir Treatment Groups
Phase II HELIX-1 Combination Clinical Trial	50 mg/150 mg		100 mg/150 mg		150 mg/150 mg
n	20		21		22	*
Rapid Virologic Response (RVR); Measured after 4 weeks of treatment (LOQ)	20/20	(100%)	20/21	(95%)	18/19	(95%)
End Of Treatment Response (EOT); Measured at end of 12-week treatment period (LOD)	18/20	(90%)	19/21	(90%)	11/19	(58%)
Sustained Virologic Response (SVR4); Measured 4 weeks after end of treatment (LOD)	17/20	(85%)	16/21	(76%)	10/19	(53%)

*	Three subjects prematurely discontinued treatment within the first 3 weeks (1 lost to follow-up, 2 to non-compliance)

LOQ = limit of quantitation (< 25 IU/mL); LOD=limit of detection (<10 IU/mL)

In Part B of the ongoing HELIX-1 study, exploratory cohorts of patients have been added to evaluate the safety and antiviral activity of simeprevir and ribavirin in combination with 1) a 25 mg dose of samatasvir in genotype 1b-infected patients and 2) a 100 mg dose of samatasvir in genotype 6-infected patients.

A second phase II trial (HELIX-2) was initiated in December 2013 evaluating samatasvir, simeprevir and TMC647055, a once-daily non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen, with and without ribarivin in genotype 1-infected patients who are either treatment-naïve or have previously relapsed after treatment with interferon and ribavirin. The 50 mg dose of samatasvir is the selected dose in the ongoing 3-DAA HELIX-2 clinical trial.

Company Information

We are a Delaware corporation. Our principal offices are located at 320 Bent Street, Cambridge, Massachusetts 02141. The telephone number of our principal executive offices is (617) 995-9800. Our Internet address is www.idenix.com. The information contained on our website is not incorporated by reference and should not be considered as part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only.

THE OFFERING

Common stock offered by us in this offering	16,420,241 shares

Common stock to be outstanding after this offering	150,720,962 shares

Use of Proceeds	For general corporate purposes, which may include: research and development expenses relating to clinical trial costs, general and administrative expenses; working capital; expenses associated with ongoing and future patent litigations and administrative proceedings and potential acquisitions of, or investments in, new companies, technologies, products or assets that we believe complement or expand our business. See “Use of Proceeds” on page S-8.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6 for a discussion of factors to consider before deciding to purchase shares of our common stock.

Board Observer	In connection with this offering, we entered into an agreement with the investors pursuant to which the investors will have the right to designate one observer to attend meetings of our board of directors and its committees for as long as the investors continue to hold at least 25% of the outstanding shares of our common stock.

Subscription Agreement	In connection with this offering, we entered into a subscription agreement with the investors pursuant to which the investors agreed to purchase, and the Company agreed to sell, 16,420,241 shares of our common stock subject to certain customary terms and conditions.

Nasdaq Global Select Market symbol	IDIX

The number of shares of our common stock to be outstanding after this offering is based on 134,300,721 shares outstanding as of January 24, 2014, and excludes:

•	7,178,123 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $6.76 per share; and

•	an aggregate of 8,705,942 additional shares of common stock reserved for future issuance under our 2005 Stock Incentive Plan, as amended and 2012 Stock Incentive Plan.

In accordance with our second amended and restated stockholders’ agreement with Novartis, in connection with this offering Novartis has the right to purchase from us up to a number of shares such that its ownership after the offering remains at approximately 25% of the shares outstanding. Based upon the number of shares of our common stock offered by us in this offering, Novartis would have the right to purchase up to 4,073,197 shares of our common stock. If Novartis exercises this purchase right during the first 15 days following the offering, it may purchase the shares at a price equal to the price at which we sell shares in this offering. If Novartis exercises its purchase right after such 15 day period, it may purchase the shares at a purchase price that is a 10% premium to the price at which we sell shares in this offering. Novartis’ purchase rights expire on the 30th day following the closing of this offering. The number of shares of our common stock to be outstanding after this offering excludes all of the shares that Novartis will have the right to purchase from us. We cannot provide any assurance as to the exact number of shares of our common stock that Novartis will purchase, if any, in connection with this offering. If Novartis exercises this right in connection with an offering by us, we will describe the terms of such sale in a supplement to this prospectus supplement.

RISK FACTORS

Investing in our common stock involves significant risks. In addition to the Risk Factors described below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described in Part I. Item 1A.—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Part II. Item 1A.—“Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, both of which we have filed with the Securities and Exchange Commission, or the SEC, and which are incorporated by reference herein, before making an investment decision.

Risks Relating to This Offering

Investors in this offering will pay a much higher price than the book value of our stock.

If you purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $4.91 per share, after giving effect to the sale by us of 16,420,241 shares in this offering at the offering price of $6.50 per share. In the past, we have issued options to acquire common stock at prices significantly below this offering price. To the extent these outstanding options are ultimately exercised, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you may be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Idenix.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, concerning our business, operations and financial condition, including statements with respect to how long our anticipated cash resources will fund our expected operations, the expected timing and results of completion of phases of development of our drug candidates, the safety, efficacy and potential benefits of our drug candidates, expectations with respect to development and commercialization of our drug candidates, expectations with respect to a licensing arrangement with a third-party, the timing and results of the submission, acceptance and approval of regulatory filings, the scope of patent protection with respect to these drug candidates and information with respect to the other plans and strategies for our business. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be deemed as forward-looking statements. Without limiting the foregoing, “expect”, “anticipate”, “intend”, “may”, “plan”, “believe”, “seek”, “estimate”, “projects”, “will”, “would” and similar expressions or express or implied discussions regarding potential new products or regarding future revenues from such products, potential future expenditures or liabilities or any discussions of strategy, plans or intentions are also intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve known and unknown risks and uncertainties, actual results, performance or achievements could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which we have filed with the SEC and which are incorporated by reference herein. In particular, management’s expectations could be affected by, among other things, uncertainties involved in the development of new pharmaceutical products, including unexpected clinical trial results; unexpected regulatory actions or delays, our ability to obtain or maintain patent or other proprietary intellectual property protection; competition in general;

government, industry and general public pricing pressures; and uncertainties regarding necessary levels of expenditures in the future. There can be no guarantee that development of any drug candidates described will succeed or that any new products will obtain necessary regulatory approvals required for commercialization or otherwise be brought to market. Similarly, there can be no guarantee that we or one or more of our current or future products, if any, will achieve any particular level of revenue.

You should read these forward-looking statements carefully because they discuss our expectations regarding our future performance, future operating results or future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of any of the events described under “Risk Factors” herein and in any document incorporated by reference herein and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the price of our common stock could decline. The forward-looking statements contained or incorporated by reference herein represent our expectations as of the date of such statements (unless another date is indicated) and should not be relied upon as representing our expectations as of any other date. While we may elect to update these forward-looking statements, we specifically disclaim any obligation to do so, even if our expectations change.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be $106.7 million, after deducting the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	research and development expenses, including clinical trial costs, general and administrative expenses;

•	working capital;

•	expenses associated with ongoing and future patent litigations and administrative proceedings; and

•	potential acquisition of, or investment in, new companies, technologies, products or assets that we believe complement or expand our business.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. We have no current commitments or agreements with respect to any acquisitions and may not make any acquisitions. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in money market funds.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2013 was $132.3 million, or $0.99 per share, based on approximately 134.0 million shares of our common stock then outstanding. After giving effect to the sale of shares of common stock by us at the offering price of $6.50 per share, less the estimated offering expenses payable by us, our net tangible book value at September 30, 2013 would be $239.0 million, or $1.59 per share. This represents an immediate increase in net tangible book value of $0.60 per share to existing stockholders and an immediate dilution of $4.91 per share to investors in this offering. The following table illustrates this per share dilution:

Offering price per share		$6.50
Net tangible book value per share as of September 30, 2013	$0.99
Increase per share attributable to investors purchasing shares in this offering	$0.60
As adjusted net tangible book value per share after this offering		$1.59
Dilution per share to investors in this offering		$4.91

In the discussion and table above, we assume no exercise of outstanding options. As of September 30, 2013, there were 7,536,495 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $6.65 per share. To the extent that any of these outstanding options are exercised, we grant additional options or other awards under our stock incentive plans or we issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, if outstanding options are exercised, other than outstanding options granted under our 1998 equity incentive plan, Novartis could exercise its right to purchase additional shares of our common stock, which would further dilute investors in this offering.

In addition, in the discussion and table above, we assume no exercise by Novartis of its right to purchase shares in connection with this offering. If Novartis purchases additional shares, there will be further dilution to investors in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The shares of common stock being offered in this offering will be issued pursuant to a subscription agreement.

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus supplement. For the complete terms of our common stock, please refer to our restated certificate of incorporation, as amended, and our second amended and restated bylaws, which are incorporated by reference into the registration statement, of which this prospectus supplement forms a part. The terms of our common stock may also be affected by the General Corporation Law of Delaware.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share.

Common Stock

Annual Meeting; Special Meetings

Annual meetings of our stockholders are held on the date designated in accordance with our second amended and restated bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board and the chief executive officer. The notice of any such meeting shall state the place, date, time and purpose of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The holders of a majority in voting power of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the board of directors, or represented by proxy, shall constitute a quorum for the transaction of business at meetings of the stockholders. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our second amended and restated bylaws, elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends, payable in cash, property or stock, out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights

Each share of our common stock has identical rights and privileges in every respect. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

Liquidation and Dissolution

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive all of our assets available for distribution ratably in proportion to the number of shares of common stock held by them. The amount available for common stockholders is calculated after payment of liabilities.

Other Rights

Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	with the exception of Novartis, purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our restated certificate of incorporation, as amended and our second amended and restated bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may, subject to stockholder approval, authorize, designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “IDIX.” On January 27, 2014, the last reported sale price for our common stock on the NASDAQ Global Select Market was $6.87 per share. As of January 24, 2014, we had 38 stockholders of record.

Registration Rights

Subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such offering and our right to decline to effect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount, Novartis Pharma AG, the holder of 33,320,674 shares of our common stock as of January 24, 2014, is entitled, at our expense, to cause us to register or participate in a registration by us under the Securities Act of shares of our common stock held by such holder if we propose to register any of our common stock.

In addition, pursuant to the second amended and restated stockholders’ agreement among us, Novartis and other preference holders, dated as of July 31, 2012, or the second amended and restated stockholders’ agreement, Novartis and its affiliates will have registration rights, with regard to any shares of our capital stock they acquire pursuant to their respective rights under the second amended and restated stockholders’ agreement.

Board of Directors

All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders

Any director or the entire board of directors may be removed, with or without cause, at any time, by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors at a meeting duly called and held or by a written consent in accordance with our second amended and restated by-laws.

Second Amended and Restated Stockholders’ Agreement

Under the terms of the second amended and restated stockholders’ agreement, we:

•	granted Novartis, its affiliates and other preference holders rights to cause us to register, under the Securities Act, the shares of common stock owned by such stockholders as described above under the caption “Registration Rights”;

•	agreed to use our reasonable best efforts to nominate for election as a director at least one designee of Novartis for so long as Novartis and its affiliates own at least 15% of our voting stock; and

•	provided for subscription rights if we issue shares of our capital stock in certain situations. See “The Offering” on page S-4.

Directors’ Liability

Our restated certificate of incorporation, as amended, contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions provide that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Further, our restated certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We also maintain directors’ and officers’ liability insurance. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market and our existing contractual arrangements with Novartis. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. Moreover, Novartis’ current ownership of approximately 25% of our outstanding common stock, together with its stock purchase rights and rights under the second amended and restated stockholders’ Agreement, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise.

PLAN OF DISTRIBUTION

We entered into a subscription agreement directly with the investors in connection with this offering. Subject to the terms and conditions of the subscription agreement, the investors agreed to purchase, and we agreed to sell, an aggregate of 16,420,241 shares of our common stock, as provided on the cover page of this prospectus supplement.

The shares of common stock sold in this offering will be listed on the NASDAQ Global Select Market. The shares of common stock will be delivered only in book-entry form through The Depository Trust Company, New York, New York on or about January 31, 2014.

Concurrently with the subscription agreement, we entered into an agreement with the investors pursuant to which the investors may designate one observer to attend meetings of our board of directors and its committees for as long as the investors continue to hold at least 25% of the outstanding shares of our common stock.

The expenses directly related to this offering are estimated to be approximately $75,000 and will be paid by us. Expenses of the offering include our legal and accounting fees, printing expenses, transfer agent fees, NASDAQ Global Select Market listing fees and miscellaneous fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. The investors are being represented in connection with this offering by Ropes  & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.idenix.com. Information included on our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes previously filed information as applicable. The following documents filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 25, 2013, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2013 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on April 30, 2013; for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013; and for the quarter ended September 30, 2013, filed with the SEC on October 30, 2013;

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2013, January 28, 2013, February 5, 2013, February 26, 2013, March 25, 2013, June 10, 2013, September 10, 2013, December 2, 2013, December 9, 2013, January 6, 2014 and January 13, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 16, 2004, including any amendments or reports filed for the purpose of updating such description.

In addition, this prospectus supplement incorporates by reference all documents and reports that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering of common stock even though they are not specifically identified in this prospectus supplement.

You may request, orally or in writing, a copy of the documents that are incorporated by reference, which will be provided to you at no cost by contacting: Idenix Pharmaceuticals, Inc., 320 Bent Street, Cambridge, Massachusetts 02141, Attention: Investor Relations Department, (617) 995-9800.

$150,000,000 Common Stock Offered by

IDENIX PHARMACEUTICALS, INC.

We may from time to time issue up to an aggregate of $150,000,000 of common stock in one or more offerings. This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will provide you with specific terms of the offerings in one or more supplements to this prospectus and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “IDIX.” The last reported sale price of our common stock on the NASDAQ Global Market on October 3, 2011 was $4.55 per share.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated October 14, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings for an aggregate initial offering price of up to $150.0 million.

This prospectus provides you with a general description of our common stock. Each time we sell common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Idenix,” “we,” “our” and “us” refer, collectively, to Idenix Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can review our electronically filed reports and proxy and information statements on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.idenix.com. The information on our web site is not a part of, and is not incorporated by reference in, this prospectus or any prospectus supplement. You can also find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 000-49839) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 7, 2011, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2011 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on April 28, 2011 and the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2011, February 25, 2011, April 7, 2011, April 11, 2011, June 6, 2011 and June 24, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2011 in connection with our 2011 Annual Meeting of Stockholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 16, 2004, including any amendments or reports filed for the purpose of updating those descriptions.

You may request, orally or in writing, a copy of the documents which are incorporated by reference, which will be provided to you at no cost by contacting:

Idenix Pharmaceuticals, Inc.

60 Hampshire Street

Cambridge, Massachusetts 02139

Attention: Investor Relations Department

(617)  995-9800

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” and “may” and variations of such words and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to our business, operations and financial condition, including statements with respect to the expected timing and results of completion of phases of development of our drug candidates, the safety, efficacy and potential benefits of our drug candidates, expectations with respect to development and commercialization of our drug candidates, expectations with respect to licensing arrangements with a third-party, the timing and results of the submission, acceptance and approval of regulatory filings, the scope of patent protection with respect to these drug candidates and information with respect to other plans and strategies for our business are forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

ABOUT IDENIX PHARMACEUTICALS, INC.

Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases with operations in the United States and Europe.

Currently, our primary research and development focus is on the treatment of hepatitis C virus, or HCV. HCV is a leading cause of liver disease. According to the World Health Organization, HCV is responsible for 50% to 76% of all liver cancer cases worldwide and two-thirds of all liver transplants in the developed world. The World Health Organization also has estimated that approximately 180 million people worldwide are chronically infected with HCV and an additional three to four million people are infected each year. We believe that large market opportunities exist for new treatments of HCV because the current treatment with pegylated interferon in combination with ribavirin, or Peg-IFN/RBV, is poorly tolerated and only effective in about half of patients infected with HCV genotype 1, the most common strain of the virus. Our strategic goal is to develop all oral combinations of direct-acting antiviral, or DAA, drug candidates that may eliminate the need for interferon and/or ribavirin. Our objective is to develop low dose, once- or twice-daily agents with broad genotypic activity that have low potential for drug-drug interactions, high tolerability and are designed for use in multiple DAA combination regimens. We intend to build a combination development strategy, both internally and with third parties, to advance the future of HCV treatment.

Our HCV discovery program is focused on multiple classes of drugs, which include nucleoside/nucleotide polymerase inhibitors, protease inhibitors and NS5A inhibitors.

Our Relationship with Novartis

In May 2003, we entered into a collaboration with Novartis relating to the worldwide development and commercialization of our product candidates. As part of this collaboration, Novartis has an option to license any of our development-stage drug candidates after demonstration of activity and safety in a proof-of-concept clinical trial so long as Novartis maintains at least 30% ownership of our common stock. Novartis currently owns approximately 35% of our outstanding common stock.

As part of the development, license and commercialization agreement between us and Novartis, Novartis has an option to license any of our development-stage product candidates, generally 90 days after early demonstration of antiviral activity and safety in clinical testing. In October 2009, Novartis waived its option to license IDX184. As a result, we retain the worldwide rights to develop, manufacture, commercialize and license IDX184. We may seek a partner who will assist in maximizing the value of IDX184 through its further development and commercialization.

Novartis Right to Purchase Common Stock

Pursuant to stock purchase rights held by Novartis, in connection with any offering by us of our common stock, Novartis has the right to purchase from us that number of shares of our common stock as is required to enable Novartis and its affiliates to maintain its percentage ownership in our company, after giving effect to the number of shares of common stock we sell in the offering but excluding the 1,187,093 shares of our common stock that were transferred to Novartis by Novartis BioVentures on August 31, 2005. If Novartis exercises this right in connection with an offering by us, we will describe the terms of such sale in a supplement to this prospectus.

Company Information

We are a Delaware corporation. Our principal offices are located at 60 Hampshire Street, Cambridge, Massachusetts 02139. The telephone number of our principal executive offices is 617-995-9800. Our Internet address is www.idenix.com. The information contained on our website is not incorporated by reference and should not be considered as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Unless otherwise stated, all references in this prospectus to “we”, “us,” “our,” “Idenix,” the “company” and similar designations refer to Idenix Pharmaceuticals, Inc. and its direct and indirect wholly-owned subsidiaries.

Trademarks or service marks appearing in this prospectus are the property of their respective holders.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, working capital, research and development expenses, including clinical trial costs, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term investment grade and U.S. government securities.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the case payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part. The terms of our common stock may also be affected by the General Corporation Law of Delaware.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share. As of September 30, 2011, we had 96,153,387 shares of common stock outstanding.

Common Stock

Annual Meeting; Special Meetings

Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board , the president, the chief executive officer or holders of 35% or more of the issued and outstanding shares of our common stock. The notice of any such meeting shall state the purpose of such meeting, and the presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our amended and restated by-laws, elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends, payable in cash, property or stock, out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights

Each share of our common stock has identical rights and privileges in every respect. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Any election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders.

Liquidation and Dissolution

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive all of our assets available for distribution ratably in proportion to the number of shares of common stock held by them. The amount available for common stockholders is calculated after payment of liabilities.

Other Rights

Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	with the exception of Novartis, purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our restated certificate of incorporation, as amended and our restated and amended by laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may, subject to stockholder approval, authorize, designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “IDIX.” On October 3, 2011, the last reported sale price for our common stock on the NASDAQ Global Market was $4.55 per share. As of September 30, 2011, we had 54 stockholders of record.

Registration Rights

Subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such offering and our right to decline to effect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount, Novartis Pharma AG, the holder of 33,185,191 shares of our common stock as of October 3, 2011, is entitled, at our expense, to cause us to register or participate in a registration by us under the Securities Act of shares of our common stock held by such holder if we propose to register any of our common stock.

In addition, pursuant to the amended and restated stockholders’ agreement among us, Novartis and other preference holders, dated as of July 27, 2004 and amended as of April 6, 2011, or the stockholders’ agreement, Novartis and its affiliates will have registration rights, with regard to any shares of our capital stock they acquire pursuant to their respective rights under the stockholders’ agreement.

Board of Directors

All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders

Any director or the entire Board of Directors may be removed, with or without cause, at any time, by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors at a meeting duly called and held or by a written consent in accordance with our amended and restated by-laws.

Stockholders’ Agreement

Under the terms of the stockholders’ agreement, we:

•	granted Novartis, its affiliates and other preference holders rights to cause us to register, under the Securities Act, the shares of common stock owned by such stockholders as described above under the caption “Registration Rights”;

•	agreed to use our reasonable best efforts to nominate for election as a director at least two designees of Novartis for so long as Novartis and its affiliates own at least 30% of our voting stock and at least one designee of Novartis for so long as Novartis and its affiliates own at least 19.4% of our voting stock; and

•	granted Novartis approval rights over a number of corporate actions that we or our subsidiaries may take as long as Novartis and its affiliates continue to own at least 19.4% of our voting stock.

Novartis’ Stock Purchase Rights

Novartis has the right to purchase, at par value of $0.001 per share, such number of shares as is required to maintain its percentage ownership of our voting stock if we issue shares of common stock in connection with the acquisition or in-licensing of technology through the issuance of up to 5% of our common stock in any 24-month period. These purchase rights of Novartis remain in effect until the earlier of the date that Novartis and its affiliates own less than 19.4% of our voting stock or the date that Novartis becomes obligated to make contingent payments of $357,000,000 to those holders of the our stock who sold shares to Novartis on May 8, 2003.

Additionally, if we issue any shares of our capital stock, other than in certain situations, Novartis has the right to purchase such number of shares required to maintain its percentage ownership of our voting stock for the same consideration per share paid by others acquiring our stock in such transaction.

Directors’ Liability

Our restated certificate of incorporation, as amended, contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions provide that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Further, our restated certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We also maintain directors’ and officers’ liability insurance. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Market and our existing contractual arrangements with Novartis. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. Moreover, Novartis’ current ownership of approximately 35% of our outstanding common stock, together with its stock purchase rights and rights under the Stockholders’ Agreement, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

16,420,241 Shares

Common Stock

Prospectus Supplement

January 27, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or any free writing prospectus that we provide you in connection with the offering. We take no responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of shares of our common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.